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                                                                       EXHIBIT 5

January 17, 2001



Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021


Re:  Level 3 Communications, Inc.
     Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as counsel for Level 3 Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $3,000,000,000 aggregate principal amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); preferred stock, par value $.01 per share ("Preferred Stock"), and related depositary shares representing fractional interests in the Preferred Stock ("Depositary Shares"); common stock, par value $.01 per share ("Common Stock"); warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares ("Warrants"); stock purchase contracts and stock purchase units obligating the holders to purchase from the Company a specified number of shares of Common Stock or Preferred Stock ("Stock Purchase Contracts"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities or debt obligations of third parties securing the holders' obligations to purchase the Company's Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units"); and subscription rights to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units and Subscription Rights are herein referred to collectively as the "Securities." The Securities may be issued from time to time by the Company after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of indenture (the "Senior Indenture") between the Company and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee, (ii) the form of indenture (the "Subordinated Indenture") between the Company and IBJ Whitehall Bank & Trust Company, as trustee, (iii) the Restated Certificate of Incorporation and By-Laws of the Company, and (iv) the form of deposit agreement between the Company and a depositary ("Depositary") relating to the Depositary Shares; and such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by
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Company officials and statements of fact contained in the documents we have examined.

On the basis of the foregoing and having regard for legal consideration we deem relevant, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

2. Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of the Senior Indenture, the Subordinated Indenture, and each amendment of or supplement to the Senior Indenture or the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to as an "Indenture," and the trustee under any Indenture being referred to as a "Trustee"), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement; the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. Upon the taking of appropriate corporate action by the Company and its stockholders, including the approval of the terms of any class or series of Preferred Stock and the authorization of the execution and filing of a Certificate of Designation (a "Certificate") relating thereto with the Delaware Secretary of State; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; the Preferred Stock will be duly and validly authorized, and, when certificates representing the shares of Preferred Stock are duly executed by the Company, countersigned, registered and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be validly issued, fully paid and nonassessable.

4. Upon the taking of appropriate corporate action by the Company and its stockholders; the effectiveness of the Registration Statement under the Act; the
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compliance with the "blue sky" laws of certain states; the Common Stock will be duly and validly authorized, and, when the certificates representing shares of Common Stock are duly executed by the Company, countersigned, registered and sold and delivered the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

5. Upon the taking of appropriate corporate action by the Company and its stockholders, including the authorization of the execution and filing of a Certificate relating to the underlying Preferred Stock with the Delaware Secretary of State; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to as a "Deposit Agreement"), assuming that the relevant Deposit Agreement is consistent with the form thereof filed as an exhibit to the Registration Statement; the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein) under the applicable Deposit Agreement, the Depositary Shares will be duly and validly authorized, and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6. Upon the taking of appropriate corporate action by the Company and the due authorization, execution and delivery by the Company and the warrant agent appointed by the Company of the applicable warrant agreement relating to the Warrants; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, and the issuance and delivery of the Warrants by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement or in the supplement or supplements to the Prospectus relating thereto, the Warrants proposed to be sold by the Company will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7. Upon the taking of appropriate corporate action by the Company and the due authorization and valid execution and delivery by the Company of a purchase contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement"); the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, and the issuance and delivery of the Stock Purchase Contracts by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement or in the supplement or supplements to the Prospectus relating thereto, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8. Upon the taking of appropriate corporate action by the Company to authorize the issuance and sale of the Stock Purchase Contracts comprising a part of the Stock Purchase Units and the due authorization and valid execution and delivery by the Company of a Purchase Contract agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units; the due execution and delivery of the collateral arrangements relating to the Stock Purchase Units and the deposit of the collateral with the collateral agent in accordance with such arrangements; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, and the issuance and delivery of the Stock Purchase Units by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement or in the supplement or supplements to the Prospectus relating thereto, the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

9. Upon the taking of appropriate corporate action by the Company to authorize the issuance and sale of the Subscription Rights; and valid execution and delivery by the Company and the subscription rights agent appointed by the Company of the applicable subscription rights agreement relating to the Subscription Rights; the due execution and delivery in accordance with the applicable subscription rights agreement of the Subscription Rights or subscription rights certificates representing the Subscription Rights; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, and the issuance and delivery of the Subscription Rights or subscription rights certificates by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement or in the supplement or supplements to the Prospectus relating thereto, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher